SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2012

ELLIE MAE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35140	94-3288780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Hopyard Road, Suite 200, Pleasanton, California (Address of Principal Executive Offices)	94588 (Zip Code)

Registrant’s telephone number, including area code 925-227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 15, 2012, Ellie Mae, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company voted on the following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2012 (the “Proxy”):

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors to hold office until the 2015 annual meeting of stockholders or until their successors were elected:

Nominee	For	Against	Withheld	Broker Non-Votes
Sigmund Anderman	10,518,289	0	243,032	7,349,886
Alan S. Henricks	10,665,389	0	95,932	7,349,886
Bernard M. Notas	10,714,586	0	46,735	7,349,886

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The stockholders ratified the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes
18,082,966	28,235	6	0

Proposal No. 3: Approval on a Non-Binding, Advisory Basis of the Compensation of our Named Executive Officers (“Say-on-Pay”). The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
9,168,307	1,478,302	114,712	7,349,886

Proposal No. 4: Approval on a Non-Binding, Advisory Basis of the Frequency of Future Say-on-Pay Votes. The stockholders approved, on an advisory basis, the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain
10,287,927	33,400	315,282	124,712

Based on the recommendation of the Board of Directors in the Proxy for the Annual Meeting and the voting results with respect to the non-binding advisory vote to determine the frequency of future advisory votes on executive compensation, the Company will hold an advisory vote on executive compensation annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ellie Mae, Inc.

By:	/s/ Elisa Lee
Elisa Lee
EVP & General Counsel

Date: May 18, 2012